1. CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
                     ACT OF 2002
               (18 U.S.C. SECTION 1350)

In connection with the report of Gold Dynamics Corp.. (the
"Company"), on Form 10-Q for the quarter ending January 31 2011, as filed with the Securities and Exchange Commission (the "Report"),

I, Tie Ming Li, Chief Executive Officer of the Company, certify, pursuant to Sect 906 of the Sarbanes-Oxley Act of 2002 (18
U.S.C. Sect 1350), that to myknowledge:

(1) The Report fully complies with the requirements of section 13
(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ TIE MING LI
Tie Ming Li,
Chief Executive Officer
Dated: March 10, 2011